As filed with the U.S. Securities and Exchange Commission on May 13, 2022
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934
Tidal ETF Trust
(Exact name of registrant as specified in its charter)
Delaware
(State of incorporation or organization)
See list below
(I.R.S. Employer Identification Number)
Tidal ETF Trust
898 N Broadway, Suite 2
Massapequa, NY 11758
(Address of registrant’s principal executive offices)
Title of each class of securities to be registered	Name of each exchange on which each class is to be registered
Constrained Capital ESG Orphans ETF	NYSE Arca, Inc.
Constrained Capital ESG Orphans Daily Inverse ETF	NYSE Arca, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act Registration file number to which this form relates: 333-227298

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Item 1.      Description of Registrant’s Securities to be Registered.
Reference is made to Post-Effective Amendment No. 114 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-227298 and 811-23377), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR (Accession No. 0001826466-22-000062) on May 13, 2022, which is incorporated herein by reference.
The Trust currently consists of thirty-two series. The series to which this filing relates and their IRS Employer Identification Numbers are as follows:
Title of Each Class of Securities to be Registered	IRS Employer ID Number
Constrained Capital ESG Orphans ETF	88-1911044
Constrained Capital ESG Orphans Daily Inverse ETF	88-2012767
Item 2.      Exhibits
A.
Certificate of Trust dated June 4, 2018, as filed with the state of Delaware on June 4, 2018, for Tidal ETF Trust (the “Trust” or the “Registrant”) is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Initial Registration Statement on Form N-1A, as filed with the SEC on September 12, 2018.

B.
Registrant’s Declaration of Trust, adopted June 4, 2018 is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Initial Registration Statement on Form N-A, as filed with the SEC on September 12, 2018.

C.
Registrant’s Amended and Restated By-Laws, adopted December 18, 2018 are incorporated herein by reference to Exhibit (b) to Registrant’s Amended Initial Registration Statement on Form N-1A Pre-Effective Amendment No. 1, as filed with the SEC on December 21, 2018.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Tidal ETF Trust

May 13, 2022

By: /s/ Eric W. Falkeis
Name: Eric W. Falkeis
Title: President